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                                                                    EXHIBIT 3.7

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                          FORM OF OPERATING AGREEMENT

                                      OF

                         EPIC RESORTS, LLC SUBSIDIARIES














                              Dated as of ______, 1998




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                                 TABLE OF CONTENTS

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                                                                                Page
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
1.   FORMATION AND GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     1.1  Formation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

2.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

3.   PURPOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

4.   PRINCIPAL OFFICE; REGISTERED AGENT AND REGISTERED OFFICE. . . . . . . . . . . .1

     4.1  Principal Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     4.2  Registered Agent and Registered Office . . . . . . . . . . . . . . . . . .2

5.   FICTITIOUS BUSINESS NAME STATEMENT; OTHER CERTIFICATES. . . . . . . . . . . . .2

6.   CONTRIBUTIONS AND MEMBERSHIP INTEREST . . . . . . . . . . . . . . . . . . . . .2

     6.1  Initial Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     6.2  Additional Members . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

7.   MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     7.1  Management by Member . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     7.2  Officers of the Company. . . . . . . . . . . . . . . . . . . . . . . . . .4
     7.3  Duties of the Officers . . . . . . . . . . . . . . . . . . . . . . . . . .4
     7.4  Standard of Care . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

8.   PROFIT AND LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

9.   DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

     9.1  Limitation on Distributions. . . . . . . . . . . . . . . . . . . . . . . .6
     9.2  Distributions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

10.  COMPANY EXPENSES; RESERVES. . . . . . . . . . . . . . . . . . . . . . . . . . .6

     10.1 Company Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     10.2 Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

                                      i

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11.  DISSOLUTION AND TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .6

     11.1 Time for Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     11.2 No Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     11.3 Disposition of Assets Upon Dissolution . . . . . . . . . . . . . . . . . .7

12.  ACCOUNTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

     12.1 Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     12.2 Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     12.3 Tax Returns and Elections. . . . . . . . . . . . . . . . . . . . . . . . .7

13.  BANK ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

14.  POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

15.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

16.  DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8

     16.1 Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     16.2 Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     16.3 Additional Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

17.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9

     17.1  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     17.2  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     17.3  Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     17.4  Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     17.5  Gender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     17.6  Legal Construction. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     17.7  This Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     17.8  Non-Exclusive Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 10
     17.9  No Third Party Beneficiary Rights . . . . . . . . . . . . . . . . . . . 10
     17.10 Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     17.11 Language. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

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                                 OPERATING AGREEMENT
                                          OF
                         EPIC RESORTS - WESTPARK RESORT, LLC


                               Dated as of July 7, 1998


     This OPERATING AGREEMENT (the "Agreement") is made and entered into effective as of the 7th day of July, 1998, by Epic Resorts, LLC (the "Member") and Epic Resorts - Westpark Resort, LLC (the "Company").

1.   FORMATION AND GENERAL

     1.1 FORMATION. The Member has formed the Company as a limited liability company pursuant to the Delaware Limited Liability Company Act (the "Act").

     1.2  NAME.  The name of the Company shall for all purposes be "Epic Resorts
- Westpark Resort, LLC." The Member may change the name of the Company or adopt such trade or fictitious names as it may determine is appropriate.

     1.3 DEFINED TERMS. Reference is hereby made to SECTION 16 of this Agreement for the definition of certain capitalized terms used herein.

2.   TERM

     The term of the Company commenced on the date of filing and recording of the Certificate of Formation with the appropriate Delaware authorities, as required by the Act, and shall continue until terminated as provided in
SECTION 11.

3.   PURPOSE

     The purpose and business of the Company shall be to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

4.   PRINCIPAL OFFICE; REGISTERED AGENT AND REGISTERED
     OFFICE

     4.1 PRINCIPAL OFFICE. The principal office and place of business of the Company shall be located at 1150 First Avenue, Suite 900, King of Prussia, Pennsylvania 19406. The Member may from time to time change such principal office and place of business or may change or establish such additional offices or places of business of the Company as it may deem necessary or appropriate.

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     4.2  REGISTERED AGENT AND REGISTERED OFFICE.  The name of the Company's initial registered agent for service of process in Delaware shall be CT Corporation and the address of the initial registered office and initial registered agent shall be 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

5.   FICTITIOUS BUSINESS NAME STATEMENT; OTHER CERTIFICATES

     The Member shall, from time to time, register the Company as a foreign limited liability company and file such fictitious or trade name statements or certificates in such jurisdictions and offices as the Member considers necessary or appropriate. The Company may do business under any fictitious business names deemed desirable by the Member. The Member shall, from time to time, file or cause to be filed such certificates of amendment, certificates of cancellation, or other certificates as it reasonably deems necessary under the Act or under the laws of any jurisdiction in which the Company is doing business to establish and continue the Company as a limited liability company or to protect the limited liability of the Member.

6.   CONTRIBUTIONS AND MEMBERSHIP INTEREST

     6.1 INITIAL CAPITAL. Upon the formation of the Company, the Member has made such initial capital contribution to the Company as it deemed appropriate in consideration for 100% of the membership interests in the Company.

     6.2 ADDITIONAL MEMBERS. The Company shall be a single member limited liability company unless and until additional members are admitted, in which event this Agreement shall be appropriately amended.

7.   MANAGEMENT

     7.1 MANAGEMENT BY MEMBER. The management of the affairs of the Company shall be vested in the Member. The Member shall be solely responsible for the management and operation of the Company's business, and shall have full, exclusive and complete discretion in the management and control of the affairs of the Company and the Company's business for the purposes set forth in SECTION
3. The power and authority of the Member to make decisions with respect to the business and affairs of the Company and to take such action for and on behalf of the Company as it deems necessary or appropriate to enable the Company to carry out its purposes as set forth herein, shall include without limitation, full and complete power to, and the Member is expressly authorized on behalf of the Company to:

     (a) perform any and all acts necessary or appropriate to the improvement, management and operation of the Business;

     (b) commence, defend or settle any or all litigation, arbitration or other proceedings regarding the Company, or any aspect thereof;

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     (c)  establish bank accounts in which shall be deposited Company funds and from which payments shall be made;

     (d) purchase contracts of liability, casualty, title, errors and omissions and other insurance which the Member in its sole discretion deems necessary or advisable for the protection of the assets and affairs of the Company or for any purpose convenient or beneficial to the Company;

     (e) take and hold all property of the Company (real, personal and mixed) in the Company name, or in the name of a nominee, trustee or agent of the Company;

     (f) lease, sell, mortgage, pledge, assign, exchange, transfer or otherwise dispose of all or any portion of the Company's assets;

     (g) borrow money, whether on a secured or unsecured basis, or refinance any loan to the Company;

     (h) execute and deliver on behalf of and in the name of the Company, or in the name of a nominee of the Company, deeds, deeds of trust, deeds to secure debt, notes, leases, subleases, mortgages, bills of sale, financing statements, security agreements, easements and any and all other instruments necessary or incidental to the conduct of the Company's business and financing thereof;

     (i) contract for and coordinate all accounting and clerical functions of the Company and employ such accountants, lawyers, and other management or service personnel as may from time to time be required to carry on the business of the Company;

     (j) collect all revenue accruing to the Company and to pay all indebtedness and other obligations of the Company and costs of operation and maintenance of the assets of the Company;

     (k) pay all taxes, assessments, rents and other impositions applicable to the assets of the Company and undertake when appropriate any action or proceeding seeking to reduce such taxes, assessments, rents or other impositions;

     (l)  prepare, or have prepared, and file all tax returns for the Company;

     (m) perform any and all other obligations provided elsewhere in this Agreement to be performed by the Member; and

     (n) otherwise provide for the management of the Company on such terms as the Member shall determine in the exercise of its reasonable discretion.

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     7.2  OFFICERS OF THE COMPANY.

          (a) INITIAL OFFICERS / DUTIES. The initial Officers of the Company shall be as follows:

               OFFICERS

               Thomas F. Flatley   -    President
               Scott J. Egelkamp   -    Secretary and Treasurer

The Company may have such additional Officers as are appointed, from time to time, by the Member. Officers of the Company shall have such duties and responsibilities as may be granted from time to time by the Board.

          (b) TERMS OF SERVICE. Each Officer shall serve until the earlier of his or her death, resignation or removal. An Officer may be removed at any time by the Member. Any Officer may resign at any time by delivering his or her written resignation to the Member.

     7.3 DUTIES OF THE OFFICERS. In addition to obligations imposed by other provisions of this Agreement, each Officer shall devote to the Company such time as is reasonably necessary and its best efforts in carrying out the business of the Company in order to accomplish its purposes. The Officers shall have the authority, responsibilities and duties as are customary for officers holding similar positions with respect to businesses conducted in corporate form and such additional authority, responsibilities and duties as the Board may delegate, from time to time, to the Officers. In addition, the Officers, on behalf of the Company and at the expense of the Company, shall:

          (a) execute, acknowledge and certify all documents and instruments and take or cause to be taken all actions which may be necessary or appropriate
(i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Member, (ii) to effectuate the provisions of this Agreement or (iii) to enable the Company to conduct its business;

          (b) to the extent reasonably deemed necessary or appropriate by the Board, cause all persons dealing with the Company, the Board or any Officer, agent or employee of the Company acting on behalf of the Company, to be aware of the character of the Company as an Delaware limited liability company;

          (c) conduct the affairs of the Company in compliance with the applicable laws and in the best interests of the Company and of the Member;

          (d) not permit the use of Company funds or assets for other than the benefit of the Company and of the Member;

                                      4

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          (e)  arrange for the preparation of all necessary informational federal income tax forms on behalf of the Company and for the preparation and filing of any and all state and local income and franchise tax returns required to be filed by the Company;

          (f) obtain and maintain on behalf of the Company such all-risk, public liability, workmen's compensation, Officers' liability, fidelity, forgery and other insurance, if any, as may be available on commercially reasonable terms and as may be deemed necessary or appropriate by the Board;

          (g) hold all Company property in the Company name or, in the case of cash or cash equivalents, in one or more depository accounts as to which the Company is a beneficial owner; and

          (h) use reasonable efforts not to cause the Company to incur debts or other liabilities obligations beyond the Company's ability to pay such liabilities.

     7.4  STANDARD OF CARE.

          (a) The Member or any director, officer, partner, employee, beneficiary, trustee or affiliate of the Member serving on behalf of the Company, any Manager, and any Officer or employee of the Company in the performance of his, her or its duties, shall be fully protected in relying in good faith on information, opinions, reports, or statements, including financial statements, books of account and other financial data, if prepared or presented by: (i) one or more Officers or employees of the Company; or (ii) legal counsel, public accountants, or other persons which he, she or it reasonably believes have professional or expert competence.

          (b) Neither the Member nor any director, officer, partner, employee, beneficiary, trustee or affiliate of the Member serving on behalf of the Company, nor any Manager thereof shall be liable for damages to the Company or the Member with respect to claims relating to his, her or its conduct for or on behalf of the Company, except that any of the foregoing persons shall be liable to the Company for damages to the extent that it is proved by clear and convincing evidence (i) that his, her or its conduct was not taken (A) in good faith, (B) in a manner reasonably believed to be in or not opposed to the best interests of the Company, or (C) with the care that an ordinarily prudent person in a like position would use under similar circumstances; or (ii) with respect to any criminal action, proceeding or investigation, he, she or it had no reasonable cause to believe his or its conduct was unlawful.

8.   PROFIT AND LOSS

     All profits and losses of the Company shall be allocated to the Member and treated as the profits and losses of the Member.

                                      5

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9.   DISTRIBUTIONS

     9.1  LIMITATION ON DISTRIBUTIONS.

          (a) The Company shall not make any distribution of cash, except to the extent that the Company then has cash available in excess of the sum of
(i) amounts required to pay or make provision for all Company expenses, plus
(ii) all reserves that are considered necessary or appropriate by the Member. To the extent that the Member reasonably foresees that the Company will receive cash or other consideration to satisfy liabilities not yet due and payable, the Company shall not be required to establish reserves or make other provision to satisfy such liabilities prior to making distributions under this SECTION 9.

          (b) Distributions of cash shall only be made to the extent cash is available to the Company without requiring (i) the sale of Company assets or the pledge of Company assets at a time or on terms that the Member believes are not in the best interests of the Company or (ii) a reduction in reserves that the Board believes are necessary or desirable for working capital or other Company purposes.

          (c) Anything in this Agreement to the contrary notwithstanding, the Company shall not make any distribution of cash or other property to the Member pursuant to any provision of this Agreement if such distribution would be in violation of any loan or credit agreement to which the Company is a party or by which it is bound.

     9.2 DISTRIBUTIONS. Subject to SECTION 9.1, prior to the commencement of liquidation and winding up, the Member may, in its sole discretion, make distributions of cash to the Member.

10.  COMPANY EXPENSES; RESERVES

     10.1 COMPANY EXPENSES. The Company shall be responsible for paying all costs and expenses of acquiring, holding, owning, financing, selling, improving, maintaining and operating the business. In the event any such costs and expenses are or have been paid by the Member on behalf of the Company, then the Member shall be entitled to be reimbursed for such payment or expense as long as such payment is reasonably necessary for Company business and is reasonable in amount.

     10.2 RESERVES. The Company shall endeavor to maintain cash reserves for operating expenses, capital expenditures, repairs, replacements and contingencies and related items in such amounts as the Member in its sole discretion deems necessary or advisable.

11.  DISSOLUTION AND TERMINATION

     11.1 TIME FOR DISSOLUTION. The Company shall be dissolved and its business wound up, upon the earliest to occur of:

          (a)  the Member's determination that the Company should be dissolved;
or

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          (b)  the sale of all or substantially all of the Company's assets.

     11.2 NO RELEASE. It is understood and agreed that the dissolution of the Company shall not release or relieve any party hereto of its obligations under this Agreement.

     11.3 DISPOSITION OF ASSETS UPON DISSOLUTION. Upon any dissolution of the Company, the Member shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof and the proceeds from such liquidation shall be distributed, or the assets distributed in kind if the Member so elects, to the Member. Notwithstanding the foregoing, if the Member determines that an immediate sale or disposition of part or all of the Company assets would cause undue loss to the Member, the Member, in order to avoid such loss, may, after having given notification to the Member, either defer liquidation of and withhold from distribution for a period determined by it any assets of the Company except those necessary to satisfy the Company's debts and obligations, or distribute the assets to the Member in kind.

12.  ACCOUNTING

     12.1 FISCAL YEAR. The fiscal year of the Company shall be the calendar year.

     12.2 BOOKS AND RECORDS. The Officers shall keep, or cause to be kept, full and accurate records of all transactions of the Company. All of the books of account of the Company shall, at all times, be maintained in the principal office of the Company, and shall be open during reasonable business hours for the reasonable inspection and examination by the Member or its authorized representatives, who shall have the right to make copies thereof.

     12.3 TAX RETURNS AND ELECTIONS. The Officers shall take such steps, if any, as may be necessary to cause the Company to be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulation 301.7701-3, or any successor regulation. If the Company is required to file a federal income tax return, the Officers shall prepare, or cause to be prepared, a federal income tax return for the Company; and, in connection therewith, make any appropriate or necessary elections, including elections with respect to the useful lives of the properties of the Company and the rates of depreciation or cost recovery on such properties.

13.  BANK ACCOUNTS

     The officers may open and maintain one or more bank accounts in the name of the Company in which shall be deposited all funds of the Company. Withdrawals from such account or accounts shall be made only in accordance with this Agreement upon the signature or signatures of the President and Chief Financial Officer. Funds of the Company shall not be commingled with funds of any other person or entity. Notwithstanding the foregoing, the operating revenues of the Company, capital contributions, and the proceeds of any loan obtained by the Company may be deposited in a central account in the name of an entity affiliated with the

Company so long as separate entries are made on the books and records of the Company and on the books and records of such other entity reflecting that deposits in the bank account of such entity with respect to amounts received from the Company have been deposited therein for the account of the Company and that withdrawals from such bank account have been made for the purpose of disbursing funds to the Company or for the purpose of paying costs, expenses or liabilities of the Company.

14.  POWER OF ATTORNEY

     The Member hereby irrevocably makes, constitutes and appoints Thomas F. Flatley and Scott J. Egelkamp as its true and lawful attorney(s), in its name, place and stead, to make, sign, execute, endorse, negotiate, consent to, deliver, acknowledge, swear to, file and record with respect to the Company such documents, applications or certificates required to qualify to do business in any jurisdiction where such qualification is deemed reasonably necessary by the Board of Managers.

15.  NOTICES

     Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be given by (a) personal delivery, (b) facsimile or other telecommunication method (with confirmation of receipt), (c) overnight courier service, or (d) certified mail, postage prepaid, return receipt requested, addressed to the person or persons to whom such notice is to be given at the address set forth opposite such Person's signature to this Agreement, or as changed by means of a written notice to the Company given in the manner required by this Section 15. All notices shall be deemed given when received (refusal of delivery or the failure to receive delivery for any other reason which is within the control of the person to whom the notice or communication is addressed shall constitute receipt).

16.  DEFINED TERMS

     16.1. DEFINED TERMS. As used in this Agreement, the following terms have the following respective meanings, unless the context clearly requires otherwise:

          "ACT":  As defined in SECTION 1.1 hereof.

          "AFFILIATE": With regard to any person, any person which controls, is controlled by or is under common control with such person. As used herein, the term "CONTROL", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH" shall include the ownership of ten percent (10%) or more of the beneficial interest in the person referred to.

          "AGREEMENT": This Operating Agreement as amended from time to time, together with the exhibits attached hereto.

          "BANKRUPT": A person or entity shall be deemed to be "Bankrupt" when such person or entity files a petition in bankruptcy, or voluntarily takes advantage of any bankruptcy or

                                      8

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insolvency law, or is adjudicated a bankrupt, or when a petition or answer is filed proposing the adjudication of such person or entity as a bankrupt and such person or entity either consents to the filing thereof or such petition or answer is not discharged or denied prior to the expiration of ninety (90) days from the date of such filing.

          "CODE":  The Internal Revenue Code of 1986, as amended.

          "COMPANY": The limited liability company created for the purpose and upon the terms and conditions set forth in this Agreement.

          "MEMBER":  Epic Resorts, LLC and its successors and assigns

          "TREASURY REGULATION": The temporary or final regulation(s) promulgated pursuant to the Code by the U.S. Department of the Treasury, as amended, and any successor regulation(s).

     16.2. ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms herein which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles.

     16.3. ADDITIONAL TERMS. Capitalized terms used in this Agreement and not defined in SECTION 16.1 hereof shall (unless otherwise expressly provided herein) have the meanings assigned to them in other portions of this Agreement.

17.  MISCELLANEOUS

     17.1 BINDING EFFECT. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     17.2 AMENDMENTS. No amendment, modification or waiver of this Agreement, or any part hereof, shall be valid or effective unless in writing and signed by the Member.

     17.3 APPLICABLE LAWS. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     17.4 CONSTRUCTION. The headings and titles of the Sections, Sub-sections and Paragraphs herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

     17.5 GENDER. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine, or neuter gender, and all singular words shall include the plural, and all plural words shall include the singular.

     17.6 LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this

                                      9

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Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     17.7 THIS AGREEMENT. The words "herein," "hereof," "hereunder," "hereby," "this Agreement" and other similar reference shall be construed to mean and include this Agreement and all amendments hereof and supplements hereto unless the context should clearly indicate or require otherwise.

     17.8 NON-EXCLUSIVE REMEDIES. Except as otherwise provided herein, no remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every such remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. It is expressly agreed that the remedy at law for breach by any of the parties for its obligations hereunder is inadequate in view of the complexities and uncertainties in measuring the actual damages which would be sustained by reason of either party's failure to comply fully with each of such obligations. Accordingly, the obligations of each party hereunder are expressly made enforceable by specific performance.

     17.9 NO THIRD PARTY BENEFICIARY RIGHTS. This Agreement is made solely and specifically between and for the benefit of the parties hereto, and their respective successors and assigns, subject to the express provisions hereof relating to successors and assigns, and no other person, individual, corporation or entity, whatsoever, shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

     17.10 EXHIBITS. All exhibits, attachments, annexed instruments and addenda referred to herein shall be considered a part of this Agreement as fully as if and with the same force and effect as if such exhibit, attachment, annex or addendum had been included herein in full.

     17.11 LANGUAGE. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                            [SIGNATURES ON FOLLOWING PAGE]




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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                          EPIC RESORTS, LLC


                                          By:   Epic Membership Corp.
                                                Managing Member


                                          ---------------------------------
                                          By:
                                          Its:

                                          Address:  1150 First Avenue
                                                    Suite 900
                                                    King of Prussia, PA 19406
                                                    (610) 992-0100


                                          [SUBSIDIARY LLC]

                                          By: ------------------------------
                                              Name:
                                              Its:

                                            Address:  1150 First Avenue
                                                      Suite 900
                                                      King of Prussia, PA 19406
                                                     (610) 992-0100




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